Exhibit 10.1

EMPLOYMENT SEPARATION AGREEMENT

This Employment Separation Agreement (the “Agreement”) is made and entered into by and between James B. Boyd (“Executive”) and Marrone Bio Innovations, Inc., a Delaware corporation (the “Company”), effective as of September, 21 2020 (the “Effective Date”).

W I T N E S S E T H:

WHEREAS, Executive is the President and Chief Financial Officer of the Company; and

WHEREAS, Executive is party to an employment offer letter agreement with the Company, dated August 14, 2017 (the “Offer Letter”), an Employee Confidential Information and Assignment of Inventions Agreement with the Company, attached as Exhibit A (including exhibits thereto, and a Change in Control Agreement with the Company, effective as of June 17, 2016 (the “Change in Control Agreement” and, together with the Offer Letter and the Inventions and Restrictive Covenant Agreement, the “Employment Agreements”);

WHEREAS, the Company and the Executive have agreed to the termination of Executive’s employment with the Company in accordance with this Agreement; and

WHEREAS, the Company and Executive wish to set forth herein certain agreements and understandings in this Agreement relating to Executive’s termination of employment;

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, and for other good and valuable consideration, the legal sufficiency of which is hereby acknowledged, the Company and Executive agree as follows:

1. Employment Separation.

(a) Termination of Employment; Resignation as Officer. Executive’s employment with the Company will terminate, and Executive shall be deemed to have resigned from service as President and Chief Financial Officer of the Company (and any other positions held with the Company or any affiliates), effective (i) at 11:59 P.M. Pacific Time on the day before the day another individual commences service as Chief Financial Officer of the Company, or, if the Chief Executive Officer of the Company (the “CEO”) desires that Executive remain employed to provide transition services following such date, such later date as may be agreed to by Executive and the CEO or (ii) on such earlier date as the CEO determines (the “Termination Date”), subject to the Company’s continued right to terminate the Executive’s employment due to Executive’s Disability (as defined in the Change in Control Agreement) or for “Cause” (as defined in the Change in Control Agreement). Executive and the Company are separately entering to a consulting agreement substantially in the form attached hereto as Exhibit D (the “Consulting Agreement”) relating to Executive’s provision of certain consulting services following the Termination Date.

(b) Payment of Accrued Amounts. In connection with Executive’s termination of employment, Executive will receive (a) any unpaid salary earned through the Termination Date and any unused vacation accrued through the Termination Date (payable on the Termination Date) and (b) reimbursement for any unreimbursed business expenses properly incurred by Executive through the Termination Date, in accordance with the Company’s expense reimbursement policy (the “Accrued Amounts”).

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(c) No Further Employee Compensation and Benefits. Other than the payments and benefits specifically set forth in this Agreement, the Executive agrees that the Company and its subsidiaries and controlled affiliates do not owe Executive any additional payments, compensation, remuneration, bonuses, incentive compensation (cash or equity-based, including, without limitation, options, restricted stock and restricted stock units), benefits, warrants, severance, reimbursement of expenses or commissions of any kind whatsoever, or other similar compensation, including any obligations under the Offer Letter or the Change in Control Agreement, and except as provided in this Agreement, Executive is not entitled to any further compensation or eligibility for participation in any benefit plans, agreements, or arrangements maintained or contributed to by the Company or its subsidiaries and other affiliates, if any, after the Termination Date; provided, however, that the foregoing shall not extend to (a) any vested benefits under the Company’s 401(k) retirement plan, if any, and the right to elect continuation coverage under the Consolidated Omnibus Budget Reconciliation Act (“COBRA”), (b) Executive’s rights, if any, to indemnification or advancement of expenses in accordance with the Company’s certificate of incorporation, bylaws or other corporate governance document, or any applicable insurance policy or applicable law or any indemnification agreement with Executive, or (c) Executive’s rights and entitlements with respect to outstanding equity awards, which shall remain subject to the terms and conditions of the applicable award agreements and plan(s) pursuant to which such awards were granted, as may be amended from time to time, including by this Agreement.

(d) No Representation as Company Officer. With the exception of the duties and responsibilities set forth in this Agreement, Executive acknowledges and agrees that he is relieved of all duties and responsibilities for the Company and its subsidiaries and other affiliates as of the Termination Date, that after the Termination Date, Executive will not have the authority to bind the Company or any of its subsidiaries or other affiliates, and that after the Termination Date, Executive will not contact the Company’s stockholders or any past, current, or prospective customers, distributors, manufacturers, partners or suppliers of the Company or any of its subsidiaries, affiliates or licensees on behalf of the Company or any of its subsidiaries or other affiliates. Effective as of 11:59 P.M. Pacific Time on the Termination Date, Executive shall cease and be deemed to have resigned from any and all titles, positions and appointments the Executive holds with any of the Company’s subsidiaries or controlled affiliates, whether as an officer, director, employee, trustee, committee member or otherwise. Executive agrees to execute any documents reasonably requested by the Company in accordance with the preceding sentence.

(e) General Release; Continued Employment Terms; Eligibility for Severance Entitlements. Provided Executive signs and delivers to the Company the general release attached as Exhibit B within twenty-one (21) days after the date Executive first receives it from the Company (the “General Release”) and does not revoke the General Release within the seven (7) day revocation period described therein, Executive’s employment with the Company will continue through the Termination Date at the same salary as in effect on the Effective Date, subject to the terms of the Employment Agreements (as modified by this Agreement), Executive will be eligible to earn the Severance Entitlements (as that term is defined in Section 1(f) below), and the Company shall directly pay Executive’s legal fees and costs incurred in the negotiation of this Agreement and the Consulting Agreement within 60 days of presentation of an invoice therefor, provided that such fees shall not exceed $5,000. Executive acknowledges and agrees that Executive’s continued employment, his eligibility to earn the Severance Entitlements and the Company’s agreement to pay up to $5,000 in legal fees and costs incurred in the negotiation of this Agreement and the Consulting Agreement constitute full and adequate consideration for the General Release.

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(f) Reaffirmation Agreement; Severance Payments; Vesting of Equity Awards. In addition to the Accrued Amounts, subject to Section 2 of this Agreement, if Executive (i) remains employed through the Termination Date and Executive’s employment terminates pursuant to this Agreement as of the Termination Date (ii) signs, delivers and does not revoke the General Release as set forth in Section 1(e), and (iii) signs and delivers to the Company the Reaffirmation Agreement attached as Exhibit C (the “Reaffirmation Agreement”) no earlier than the Termination Date and no later than the second day following the Termination Date or within twenty-one (21) days after the date Executive first receives the Reaffirmation Agreement from the Company, whichever is later, and does not revoke the Reaffirmation Agreement within the seven (7) day revocation period described therein, Executive shall be entitled to the following severance entitlements (collectively referred to herein as the “Severance Entitlements”): (A) the Company will continue to pay Executive his annual base salary for 12 months following the Termination Date (payable at the annual rate of $330,000 and paid in accordance with the Company’s normal payroll practices, with the first of such payments being made on the first payroll date after the Reaffirmation Agreement becomes irrevocable and including any salary payments relating to the period between the Termination Date and such first payment date), which payments shall continue to Executive’s estate in the event of his death, (B) Executive’s unvested restricted stock unit (“RSU”) awards that are outstanding on the Termination Date shall become fully vested as of the date the Reaffirmation Agreement becomes irrevocable (for clarity, all of Executive’s outstanding RSUs, including any unvested RSUs that become vested pursuant to this Agreement, shall remain subject to the terms of the governing RSU award agreements and will be settled in accordance with the terms of such award agreements on the first business day following the six-month anniversary of the date of the Executive’s separation from service (as that term is used in the RSU award agreements) or, if earlier, Executive’s death), (C) all of Executive’s outstanding unvested stock options will become fully vested as of the date the Reaffirmation Agreement becomes irrevocable and all of Executive’s stock options will remain exercisable until the earlier of (x) the one year anniversary of the date Executive ceases providing consulting services pursuant to the Consulting Agreement and (y) the last day of the option’s full term, and otherwise in accordance with the terms of the applicable award agreements and plan pursuant to which the stock options were granted, (D) Executive will remain eligible to earn a prorated portion of his 2020 annual bonus (or the full 2020 annual bonus and a prorated portion of the 2021 annual bonus if Executive remains employed through January 1, 2021) without regard to the termination of his employment and notwithstanding the annual bonus not generally being paid to terminated employees, calculated based on Executive’s individual goals (including transition goals agreed to by the CEO and Executive relating to the period following the Effective Date and ending on the Termination Date), and with Company-wide goals and all other terms determined, and the bonus paid in cash, in accordance with the terms of the Company’s annual bonus plan and otherwise as applied to other active senior executives of the Company, and, with respect to Executive’s annual bonus for the year in which the Termination Date occurs, prorated by multiplying such earned annual bonus by a fraction, the numerator of which is the number of days in the year in which the Termination Date occurs through the Termination Date and the denominator of which is 365, and (E) if Executive timely elects continuation coverage under COBRA, the Company will pay Executive’s COBRA continuation coverage premium for medical, dental and vision benefits for Executive and his eligible dependents for 12 months following the Termination Date (or, if earlier, until the applicable COBRA continuation period ends). Executive also acknowledges and agrees that Severance Entitlements constitute full and adequate consideration for the Reaffirmation Agreement.

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(g) Rights and Obligations under Offer Letter, Change in Control Agreement and Inventions and Restrictive Covenant Agreement. The Offer Letter and the Change in Control Agreement will terminate and be of no further force or effect after the Termination Date. Except for the payments and benefits provided for in this Agreement, Executive acknowledges and agrees that he is not entitled to any severance payments or benefits under the Offer Letter, the Change in Control Agreement or otherwise as a result of the termination of his employment. Executive represents that he is in compliance with, and will continue to comply with all obligations set forth in the Inventions and Restrictive Covenant Agreement in accordance with their terms following the Termination Date, and that nothing herein or otherwise alters in any way the terms of the Inventions and Restrictive Covenant Agreement or its survival after the termination of Executive’s employment with the Company (except for the third sentence of Paragraph 8(a) of the Inventions and Restrictive Covenant Agreement, which the Company hereby waives). Executive further agrees to execute and deliver the Termination Certification referenced in the Inventions and Restrictive Covenant Agreement; provided, for the avoidance of doubt, that notwithstanding anything to the contrary in the Termination Certification, Executive will be permitted to keep his Company-issued laptop, monitor, docking station, mouse and iPad/tablet (subject to his ongoing obligations with respect to Company confidential information), provided that after the Termination Date he shall not have access to the Company’s internal drives or network.

(h) Protected Rights; Defend Trade Secrets Act Notification:

Notwithstanding anything to the contrary in the Inventions and Restrictive Covenant Agreement:

(i) Executive is hereby notified that 18 U.S.C. § 1833(b) states as follows:

“An individual shall not be held criminally or civilly liable under any Federal or State trade secret law for the disclosure of a trade secret that—(A) is made—(i) in confidence to a Federal, State, or local government official, either directly or indirectly, or to an attorney; and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (B) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal.”

Accordingly, notwithstanding anything to the contrary in this Agreement or the Inventions and Restrictive Covenant Agreement, Executive understands that he has the right to disclose in confidence trade secrets to federal, state, and local government officials, or to an attorney, for the sole purpose of reporting or investigating a suspected violation of law. Executive understands that he also has the right to disclose trade secrets in a document filed in a lawsuit or other proceeding, but only if the filing is made under seal and protected from public disclosure. Executive understands and acknowledges that nothing in this Agreement or the Inventions and Restrictive Covenant Agreement is intended to conflict with 18 U.S.C. § 1833(b) or create liability for disclosures of trade secrets that are expressly allowed by 18 U.S.C. § 1833(b).

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(ii) Nothing in this Agreement, the Inventions and Restrictive Covenant Agreement, the General Release or the Reaffirmation Agreement shall prohibit or interfere with the Executive exercising protected rights, including rights under the National Labor Relations Act, filing a charge with the Equal Employment Opportunity Commission; reporting possible violations of law to or participating in an investigation by any federal, state or local government agency or commission such as the National Labor Relations Board, the Department of Labor, OSHA, the Department of Justice, or the Securities and Exchange Commission. Executive does not need the Company’s advance permission to file any such charge or report or to participate in any such investigation. Executive does, however, waive any right to receive any monetary award or benefit resulting from such a charge, report, or investigation related to any Executive Released Claims, except that Executive may receive and retain a monetary award from a government-administered whistleblower award program.

2. Failure to Comply with Employment Agreements or Employment Separation Terms. If (i) prior to the Termination Date, Executive materially violates or otherwise materially breaches the terms of this Agreement or the Employment Agreements, where such breach remains uncured fifteen days after written notification is provided to the Executive (unless such breach is unable to be cured, in which case no fifteen day notice period shall be required), or (ii) prior to the Termination Date, Executive is terminated for “Cause” (as defined in the Change in Control Agreement”) or resigns, or (iii) if Executive has not executed (or revokes) the General Release or the Reaffirmation Agreement as provided for and within the time limits set forth in Sections 1(e) and 1(f) of this Agreement (any such event, a “Termination Event”), all of Executive’s unexercised RSUs and all of Executive’s unexercised stock options (whether or not vested) will immediately be forfeited and Executive will have no further rights with respect to such awards, Executive shall have no rights to the Severance Entitlements, and the Company shall have no further obligations pursuant to Section 4(b). All other provisions of this Agreement, the General Release, and the Reaffirmation Agreement (as applicable) shall survive a Termination Event. For purposes of this section, material breach of this Agreement includes, but is not limited to the following: any failure of Executive, whether due to bad faith or negligence, to comply with the terms of the Inventions and Restrictive Covenants Agreement.

3. No Admission of Liability. The parties acknowledge and agree that any payments or benefits provided to Executive under the terms of this Agreement do not constitute an admission by either party or any of their affiliates that they have violated any law or legal obligation with respect to any aspect of Executive’s employment with the Company.

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4. Non-Disparagement.

(a) Subject to Section 1(h)(ii), Executive agrees that he will not, directly or indirectly, (A) make any statement, whether in commercial or non-commercial speech, disparaging or criticizing in any way the Company or any of its subsidiaries or affiliates, or any products or services offered by any of these entities, or (B) engage in any other conduct or make any other statement that, in each case, should reasonably be expected to impair the goodwill or reputation of the Company; provided, however, that nothing herein or elsewhere shall prevent Executive from making truthful disclosures or statements (x) reasonably necessary in connection with any litigation, arbitration or mediation or (y) as required by law or by any court, arbitrator, governmental body or other person with apparent authority to require such disclosures or statements. Without limiting the foregoing, Executive acknowledges and agrees that negative, critical or disparaging statements regarding this Agreement or the circumstances of Executive’s termination will impair the goodwill and reputation of the Company and shall constitute grounds for a termination pursuant to Section 2(a).

(b) The Company will inform its executive officers with the title of Vice President and above and members of its board of directors, not to, directly or indirectly, individually or in concert with others, engage in any conduct or make any statement, calculated or likely to have the effect of undermining, disparaging or otherwise reflecting poorly upon Executive; provided, however, that nothing herein or elsewhere shall prevent such individual from making truthful disclosures or statements (x) reasonably necessary in connection with any litigation, arbitration or mediation or (y) as required by law or by any court, arbitrator, governmental body or other person with apparent authority to require such disclosures or statements.

5. Entire Agreement. The Company and Executive each represents and warrants that no promise or inducement has been offered or made except as herein set forth and that the consideration stated herein is the sole consideration for this Agreement. This Agreement (including the exhibits hereto) constitute the complete and entire agreement, and states fully all agreements, understandings, promises and commitments between the Company and Executive relating to the subject matter hereof. This Agreement supersedes and cancels any and all other negotiations, understandings and agreements, oral or written, respecting the subject matter hereof, between Executive and the Company or any of its subsidiaries or other affiliates (other than the Offer Letter and the Change in Control Agreement, each of which will remain in effect until the Termination Date, and the Inventions and Restrictive Covenant Agreement, which shall remain in full force and effect indefinitely to the extent by its terms it survives termination of Executive’s employment, and other than the third sentence of Paragraph 8(a) of the Inventions and Restrictive Covenant Agreement, which the Company hereby waives); provided, for the avoidance of doubt, that in the event of conflict between this Agreement and any of the Employment Agreements, this Agreement shall control. This Agreement may not be modified except by an instrument in writing signed by the party against whom the enforcement of any waiver, change, modification, or discharge is sought.

6. Assignability; Successors; Governing Law. This Agreement is personal to Executive and Executive may not assign, pledge, delegate or otherwise transfer to any person or entity any of Executive’s rights, obligations or duties under this Agreement. Any successor to the Company (whether direct or indirect and whether by purchase, merger, consolidation, liquidation or otherwise) to all or substantially all of the Company’s business and/or assets will assume the obligations under this Agreement and agree expressly to perform the obligations under this Agreement in the same manner and to the same extent as the Company would be required to perform such obligations in the absence of a succession. For all purposes under this Agreement, the term “Company” will include any successor to the Company’s business and/or assets, regardless of whether such party executes and delivers any assumption agreement, or any other successor that becomes bound by the terms of this Agreement by operation of law. This Agreement shall be governed by, construed in accordance with, and enforced pursuant to the laws of the State of California without regard to principles of conflict of laws. Subject to the Arbitration provision below, the Superior Court of Yolo County and/or the United States District Court for the Eastern District of California shall have exclusive jurisdiction and venue over all controversies; provided, however, that either Party may seek equitable remedies, including injunctive relief and specific performance, for the purpose of protecting its intellectual property rights in any court of competent jurisdiction, wherever located.

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7. Enforceability; Arbitration.

(a) Each of the covenants and agreements set forth in this Agreement are separate and independent covenants, each of which has been separately bargained for and the parties hereto intend that the provisions of each such covenant shall be enforced to the fullest extent permissible. Should the whole or any part or provision of any such separate covenant be held or declared invalid, such invalidity shall not in any way affect the validity of any other such covenant or of any part or provision of the same covenant not also held or declared invalid. If any covenant shall be found to be invalid but would be valid if some part thereof were deleted or the period or area of application reduced, then such covenant shall apply with such minimum modification as may be necessary to make it valid and effective. The failure of either party at any time to require performance by the other party of any provision hereunder will in no way affect the right of that party thereafter to enforce the same, nor will it affect any other party’s right to enforce the same, or to enforce any of the other provisions in this Agreement; nor will the waiver by either party of the breach of any provision hereof be taken or held to be a waiver of any prior or subsequent breach of such provision or as a waiver of the provision itself.

(b) The Company and Executive each agrees that any and all disputes arising out of the terms of this Agreement, the Exhibits hereto, any of the matters herein released, and the Inventions and Restrictive Covenant Agreement will be subject to binding confidential arbitration. “Confidential” means the fact of a dispute, the fact of the arbitration, the details of the arbitration, and the result shall be kept confidential by the Parties. The arbitration shall be conducted by one arbitrator, under the auspices of JAMS and under its then-current Streamlined Arbitration Rules and Procedures (if no disputed claim or counterclaim exceeds $250,000, not including interest or attorneys’ fees), or under its then-current Comprehensive Arbitration Rules and Procedures (if any disputed claim or counterclaim exceeds $250,000, not including interest or attorneys’ fees). Any arbitration will be governed by the Federal Arbitration Act (“FAA”) and conducted in a manner consistent with the JAMS Rules, supplemented by the California Rules of Civil Procedure, to the extent permitted by the FAA. The power of the arbitrator shall not exceed that possessed by a judge in a Superior Court in California. The arbitrator shall issue a written opinion in support of his or her decision, stating the legal and factual basis for the decision and the reasoning leading to such decision. The arbitrator is prohibited from awarding damages or remedies in excess of those allowed by the provisions of this Agreement. The decision and award of the arbitrator shall be final and binding and judgment on the award so rendered may be entered in any court having jurisdiction. The arbitration shall be held in Yolo County, California, or a mutually convenient location. The parties further agree that the prevailing party in any arbitration will be entitled to injunctive relief in any court of competent jurisdiction to enforce the arbitration award. This paragraph will not prevent either party from seeking provisional relief (including a temporary restraining order or preliminary injunction) from any court having jurisdiction over the parties and the subject matter of their dispute relating to Executive’s obligations under this Agreement and the Inventions and Restrictive Covenant Agreement. BY AGREEING TO THIS BINDING ARBITRATION PROVISION, BOTH EXECUTIVE AND THE COMPANY GIVE UP ALL RIGHTS TO TRIAL BY JURY.

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8. Counterparts. This Agreement may be executed in counterparts, each of which together constitute one and the same instrument. Signatures delivered by facsimile or email PDF shall be effective for all purposes.

9. Notices. Notices and all other communications contemplated by this Agreement will be in writing and will be deemed to have been duly given when personally delivered or when mailed by U.S. registered or certified mail, return receipt requested and postage prepaid. In the case of Executive, mailed notices will be addressed to his at the home address which he most recently communicated to the Company in writing. In the case of the Company, mailed notices will be addressed to its corporate headquarters, and all notices will be directed to the attention of the CEO or General Counsel.

10. No Construction against Drafter. No provision of this Agreement or any related document will be construed against or interpreted to the disadvantage of any party hereto by any court or other governmental or judicial authority by reason of such party having or being deemed to have structured or drafted such provision.

11. Taxes. Notwithstanding anything to the contrary in this Agreement, the Company may withhold from all amounts payable under this Agreement all federal, state, local and foreign taxes that are required to be withheld pursuant to any applicable laws and regulations. Notwithstanding anything to the contrary in this Agreement, Executive and the Company agree that this Agreement shall be interpreted to comply with or be exempt from Section 409A of the Internal Revenue Code of 1986, as amended, and the regulations and authoritative guidance promulgated thereunder to the extent applicable (collectively “Section 409A”), and all provisions of this Agreement shall be construed in a manner consistent with the requirements for avoiding taxes or penalties under Section 409A. However, the Company makes no representation that any or all of the payments described in this Agreement will be exempt from or comply with Section 409A and makes no undertaking to preclude Section 409A from applying to any such payment. Executive understands and agrees that Executive shall be solely responsible for the payment of any taxes, penalties, interest or other expenses incurred by Executive on account of noncompliance with Section 409A and in no event will the Company, any of its subsidiaries or other affiliates, or any of their respective directors, officers, agents, attorneys, employees, executives, shareholders, investors, members, managers, trustees, fiduciaries, representatives, principals, accountants, insurers, successors or assigns be liable for any additional tax, interest or penalties that may be imposed on the Executive under Section 409A or any damages for failing to comply with Section 409A.

[Signatures appear on following page]

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IN WITNESS WHEREOF, the parties hereto have executed and delivered this Employment Separation Agreement as of the day and year set forth below.

Marrone Bio Innovations, Inc.

	By:	/s/ Kevin Helash
Dated: September 21, 2020	Name:	Kevin Helash
	Title:	Chief Executive Officer

EXECUTIVE
Dated: September 21, 2020
/s/ James B. Boyd
James B. Boyd

[Signature Page to Employment Separation Agreement]

Exhibit A

Employee Confidential Information and Assignment of Inventions Agreement

Exhibit B

General Release

This General Release (“Release”) is entered into as of September 21, 2020, by and between James B. Boyd (“Executive”) and Marrone Bio Innovations, Inc. (the “Company”). Executive and the Company are sometimes collectively referred to as the “Parties.”

1. In consideration for Executive’s execution of this Release and Executive’s promises and covenants contained (a) herein and (b) in the Employment Separation Agreement between the Company and Executive (the “Employment Separation Agreement”), the Company agrees to provide to Executive the benefit described in Section 1(e) of the Employment Separation Agreement, subject to the effectiveness of this Release in accordance with paragraph 4 of this Release.

2. Executive hereby reaffirms his promises and covenants set forth in the Employment Separation Agreement, the terms of which Separation Agreement are incorporated herein by reference in their entirety as though fully set forth herein, including, without limitation, Executive’s promises and covenants set forth in paragraphs 1, 2, 4, and 7 of the Employment Separation Agreement.

3. Executive, on behalf of himself, his heirs, executors, agents, representatives, and assigns (collectively, the “Releasors”) hereby fully acquits, releases, waives and discharges the Company, its and their affiliated, related, parent or subsidiary companies, and its and their predecessors, successors, and present and former officers, directors, committee members, representatives, attorneys, agents or employees (the “Company Parties”) from any and all claims, obligations, liabilities, complaints, causes of action, charges, debts, and demands of whatever kind whatsoever, in law or in equity, known or unknown, asserted or unasserted (“Claims”), which Executive has ever had or now has against the Company Parties, including without limitation, Claims arising out of or in any way related to Executive’s relationship with any or all of the Company Parties and all Claims with respect to any aspect of Executive’s employment, compensation, or termination from employment by the Company (“Executive Released Claims”). Executive Released Claims include, but are not limited to:

(i) all Claims arising from Executive’s employment with the Company or the termination of that employment, including Claims for wrongful termination or retaliation and the terms and conditions of employment;

(ii) all Claims related to Executive’s compensation or benefits from the Company, including, salary, wages, overtime, meal and rest breaks, bonuses, commissions, incentive compensation, profit sharing, retirement benefits, paid time off, vacation, sick leave, leaves of absence, expense reimbursements, equity, severance pay, and fringe benefits;

(iii) all Claims for breach of contract, breach of quasi-contract, promissory estoppel, detrimental reliance, and breach of the implied covenant of good faith and fair dealing;

(iv) all tort Claims, including Claims for fraud, defamation, slander, libel, disparagement, negligent or intentional infliction of emotional distress, personal injury, negligence, compensatory or punitive damages, negligent or intentional misrepresentation, and discharge in violation of public policy;

(v) all federal, state, and local statutory Claims, including Claims for discrimination, harassment, retaliation, attorneys’ fees, medical expenses, experts’ fees, costs and disbursements; and

(vi) any other Claims of any kind whatsoever, arising from the beginning of time until the date Executive signs this Release, in each case whether based on contract, tort, statute, local ordinance, regulation or any comparable law, public policy or common law in any jurisdiction.

By way of example and not in limitation of the foregoing, Executive Released Claims include any Claims arising under Title VII of the Civil Rights Act of 1964, 42 U.S.C. § 2000e et seq.; the Civil Rights Act of 1991; the Civil Rights Acts of 1866 and/or 1871, 42 U.S.C. Section 1981; the Americans with Disabilities Act, 42 U.S.C. 12101 et seq., the Age Discrimination in Employment Act (“ADEA”), 29 U.S.C. § 621 et seq.; the Family Medical Leave Act, 29 U.S.C. § 2601 et seq.; Executive Retirement Income Security Act of 1974 (“ERISA”), 29 U.S.C. § 1001 et seq.; the federal Worker Adjustment Retraining Notification Act (“WARN Act”), 29 U.S.C. § 2102 et seq., the California WARN Act, California Labor Code § 1400 et seq., the California Fair Employment and Housing Act, Cal. Gov. Code §12900 et seq., the California Labor Code and the orders of the California Industrial Welfare Commission. Executive and the Company intend for this release to be enforced to the fullest extent permitted by law. EXECUTIVE UNDERSTANDS AND AGREES THAT THIS RELEASE CONTAINS A GENERAL RELEASE OF ALL CLAIMS.

4. Executive further unconditionally releases and forever discharges the Company Parties from any and all Claims that Executive may have as of the date Executive signs this Release arising under the ADEA. By signing this Release, Executive acknowledges and confirms that: (i) Executive has been advised by the Company to consult with an attorney of Executive’s choice before signing this Release; (ii) Executive was given no fewer than twenty-one (21) days to consider the terms of this Release, although Executive may sign it sooner if desired; (iii) Executive is providing this release in exchange for consideration in addition to that to which Executive is already entitled; (iv) Executive has seven (7) days from the date of signing this Release to revoke this Release by providing the Company with a written notice of revocation delivered to Linda Moore, General Counsel and Corporate Secretary, at lmoore@marronebio.com or to the Company’s physical address at 1540 Drew Avenue, Davis, California 95618, in a manner reasonably calculated to be received by the Company on or before the end of such seven-day period (“Revocation Period”); (v) this Release will not become effective until the Revocation Period passes without Executive revoking the Agreement; (vi) the release contained in this paragraph does not apply to rights and claims that may arise after the date on which Executive signs this Release, and (vii) Executive knowingly and voluntarily accepts the terms of this Release. Executive further agrees that any change to this Release, whether material or immaterial, will not restart the twenty-one (21) day period for Executive to consider the terms of this Release.

5. The Releasors and the Company acknowledge that they are aware of the provisions of California Civil Code, Section 1542, which reads as follows:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.”

The Releasors hereby expressly give up all the benefits of Section 1542 and of any other similar law of this or any other jurisdiction. The Releasors acknowledge that there may exist claims or facts in addition to or different from those which are now known or believed by the Releasors to exist and the Releasors agree that it is their intention to fully settle and release such claims, whether known or unknown, that may exist as of the date of this Release.

6. Notwithstanding anything to the contrary set forth in paragraph 3, 4, or 5 of this Release, the Releasors do not waive, release or discharge the Company Parties from Executive’s rights, if any, to vested benefits under the Company’s 401(k) retirement plan or with respect to Executive’s outstanding equity awards, if any; Executive’s rights, if any, to indemnification or advancement of expenses in accordance with the Company’s certificate of incorporation, bylaws or other corporate governance document, or any applicable insurance policy or applicable law, including Section 2802 of the California Labor Code; any Claim which may arise in the future from events or actions occurring after the date that Executive executes this Release; Claims for worker’s compensation benefits; Claims for unemployment insurance benefits; any Claims that cannot be released in accordance with applicable law; and any rights created by this Release or the Employment Separation Agreement.

7. Executive hereby represents that Executive has not filed or commenced any proceeding against any of the Releasees based upon any Executive Released Claims.

8. Executive warrants that no promise or inducement has been offered for this Release other than as set forth herein and that this Release is executed without reliance upon any other promises or representations, oral or written. Any modification of this Release must be made in writing and be signed by Executive and the Company.

9. If any provision of this Release or compliance by Executive or the Company with any provision of the Release constitutes a violation of any law, or is or becomes unenforceable or void, then such provision, to the extent only that it is in violation of law, unenforceable or void, will be deemed modified to the extent necessary so that it is no longer in violation of law, unenforceable or void, and such provision will be enforced to the fullest extent permitted by law. If such modification is not possible, such provision, to the extent that it is in violation of law, unenforceable or void, will be deemed severable from the remaining provisions of this Release, which provisions will remain binding on both Executive and the Company. This Release is governed by, and construed and interpreted in accordance with the laws of the State of California, without regard to principles of conflicts of law. This Release, together with the Employment Separation Agreement, represents the entire understanding of the Parties with respect to subject matter herein; no oral representations have been made or relied upon by the Parties. The Company and Executive each agrees that any and all disputes arising out of the terms of this Agreement, any of the matters herein released, and the Inventions and Restrictive Covenant Agreement will be subject to binding confidential arbitration. “Confidential” means the fact of a dispute, the fact of the arbitration, the details of the arbitration, and the result shall be kept confidential by the Parties. The arbitration shall be conducted by one arbitrator, under the auspices of JAMS and under its then-current Streamlined Arbitration Rules and Procedures (if no disputed claim or counterclaim exceeds $250,000, not including interest or attorneys’ fees), or under its then-current Comprehensive Arbitration Rules and Procedures (if any disputed claim or counterclaim exceeds $250,000, not including interest or attorneys’ fees). Any arbitration will be governed by the Federal Arbitration Act (“FAA”) and conducted in a manner consistent with the JAMS Rules, supplemented by the California Rules of Civil Procedure, to the extent permitted by the FAA. The power of the arbitrator shall not exceed that possessed by a judge in a Superior Court in California. The arbitrator shall issue a written opinion in support of his or her decision, stating the legal and factual basis for the decision and the reasoning leading to such decision. The arbitrator is prohibited from awarding damages or remedies in excess of those allowed by the provisions of this Agreement. The decision and award of the arbitrator shall be final and binding and judgment on the award so rendered may be entered in any court having jurisdiction. The arbitration shall be held in Yolo County, California, or a mutually convenient location. The parties further agree that the prevailing party in any arbitration will be entitled to injunctive relief in any court of competent jurisdiction to enforce the arbitration award. This paragraph will not prevent either party from seeking provisional relief (including a temporary restraining order or preliminary injunction) from any court having jurisdiction over the parties and the subject matter of their dispute relating to Executive’s obligations under this Agreement and the Inventions and Restrictive Covenant Agreement. BY AGREEING TO THIS BINDING ARBITRATION PROVISION, BOTH EXECUTIVE AND THE COMPANY GIVE UP ALL RIGHTS TO TRIAL BY JURY.

10. No action taken by the Parties hereto, or either of them, either previously or in connection with this Release, shall be deemed or constructed to be: (a) an admission of the truth or falsity of any claims heretofore made; or (b) an acknowledgment or admission by either party of any fault or liability whatsoever to the other party or to any third party.

11. Each of the Company Parties, other than the Company, is intended to be a third party beneficiary of this Release.

[Signatures appear on following page]

EXECUTIVE’S ACCEPTANCE OF RELEASE

BEFORE SIGNING MY NAME TO THE RELEASE, I STATE THE FOLLOWING: I HAVE READ THE RELEASE, I UNDERSTAND IT AND I KNOW THAT I AM GIVING UP IMPORTANT RIGHTS. I HAVE OBTAINED SUFFICIENT INFORMATION TO INTELLIGENTLY EXERCISE MY OWN JUDGMENT. I HAVE BEEN ADVISED THAT I SHOULD CONSULT WITH AN ATTORNEY BEFORE SIGNING IT, AND I HAVE SIGNED THE RELEASE KNOWINGLY AND VOLUNTARILY.

Date delivered to Executive: September 21, 2020

Executed this 21st day of September, 2020.

/s/ James B. Boyd
James B. Boyd

[Signature Page to General Release Agreement]

Exhibit C

Reaffirmation Agreement

This Reaffirmation Agreement (the “Reaffirmation Agreement”) is entered into as of [●], 202[●], by and between James B. Boyd (“Executive”) and Marrone Bio Innovations, Inc. (the “Company”). Executive and the Company are sometimes collectively referred to as the “Parties.”

1. Executive’s employment with the Company terminated on [●], 202[●] (the “Termination Date”).

2. The purpose of this Reaffirmation Agreement is to effectuate the intent and agreement of the Parties as reflected in the General Release between the Parties dated as of [●], 202[●] (the “General Release”), by advancing to the execution date of this Reaffirmation Agreement the effective date of Executive’s general waiver and release of all Claims against the Released Parties, as set forth in the Release Agreement.

3. In consideration for Executive’s execution of this Reaffirmation Agreement and Executive’s promises and covenants contained (a) herein and (b) in the Employment Separation Agreement between the Company and Executive (the “Employment Separation Agreement”), the Company agrees to provide to Executive the benefit described in Section 1(f) of the Employment Separation Agreement, subject to the effectiveness of this Release in accordance with paragraph 6 of this Release.

4. Executive hereby reaffirms his promises and covenants set forth in the Employment Separation Agreement, the terms of which Separation Agreement are incorporated herein by reference in their entirety as though fully set forth herein, including, without limitation, Executive’s promises and covenants set forth in paragraphs 1, 2, 4, and 7 of the Employment Separation Agreement.

5. Accordingly, with his signature below, Executive, on behalf of himself, his heirs, executors, agents, representatives, and assigns (collectively, the “Releasors”), hereby specifically acknowledges and reaffirms that he the fully acquits, releases, waives and discharges the Company, its and their affiliated, related, parent or subsidiary companies, and its and their predecessors, successors, and present and former officers, directors, committee members, representatives, attorneys, agents or employees (the “Company Parties”) from any and all claims, obligations, liabilities, complaints, causes of action, charges, debts, and demands of whatever kind whatsoever, in law or in equity, known or unknown, asserted or unasserted (“Claims”), which Executive has ever had or now has against the Company Parties, including without limitation, Claims arising out of or in any way related to Executive’s relationship with any or all of the Company Parties and all Claims with respect to any aspect of Executive’s employment, compensation, or termination from employment by the Company (“Executive Released Claims”). Executive Released Claims include, but are not limited to:

(i) all Claims arising from Executive’s employment with the Company or the termination of that employment, including Claims for wrongful termination or retaliation and the terms and conditions of employment;

(ii) all Claims related to Executive’s compensation or benefits from the Company, including, salary, wages, overtime, meal and rest breaks, bonuses, commissions, incentive compensation, profit sharing, retirement benefits, paid time off, vacation, sick leave, leaves of absence, expense reimbursements, equity, severance pay, and fringe benefits;

(iii) all Claims for breach of contract, breach of quasi-contract, promissory estoppel, detrimental reliance, and breach of the implied covenant of good faith and fair dealing;

(iv) all tort Claims, including Claims for fraud, defamation, slander, libel, disparagement, negligent or intentional infliction of emotional distress, personal injury, negligence, compensatory or punitive damages, negligent or intentional misrepresentation, and discharge in violation of public policy;

(v) all federal, state, and local statutory Claims, including Claims for discrimination, harassment, retaliation, attorneys’ fees, medical expenses, experts’ fees, costs and disbursements; and

(vi) any other Claims of any kind whatsoever, arising from the beginning of time until the date Executive signs this Release, in each case whether based on contract, tort, statute, local ordinance, regulation or any comparable law, public policy or common law in any jurisdiction.

By way of example and not in limitation of the foregoing, Executive Released Claims include any Claims arising under Title VII of the Civil Rights Act of 1964, 42 U.S.C. § 2000e et seq.; the Civil Rights Act of 1991; the Civil Rights Acts of 1866 and/or 1871, 42 U.S.C. Section 1981; the Americans with Disabilities Act, 42 U.S.C. 12101 et seq., the Age Discrimination in Employment Act (“ADEA”), 29 U.S.C. § 621 et seq.; the Family Medical Leave Act, 29 U.S.C. § 2601 et seq.; Executive Retirement Income Security Act of 1974 (“ERISA”), 29 U.S.C. § 1001 et seq.; the federal Worker Adjustment Retraining Notification Act (“WARN Act”), 29 U.S.C. § 2102 et seq., the California WARN Act, California Labor Code § 1400 et seq., the California Fair Employment and Housing Act, Cal. Gov. Code §12900 et seq., the California Labor Code and the orders of the California Industrial Welfare Commission. Executive and the Company intend for this release to be enforced to the fullest extent permitted by law. EXECUTIVE UNDERSTANDS AND AGREES THAT THIS RELEASE CONTAINS A GENERAL RELEASE OF ALL CLAIMS.

Executive understands and agrees that such waiver and release will be effective as to all Claims arising on or before the date he executes this Reaffirmation Agreement, subject to his effectuation of this Reaffirmation Agreement in the manner set forth in the next Section hereof. Executive further understands and agrees that he will not be entitled to the consideration provided for in Section 1(f) of the Employment Separation Agreement unless and until Executive executes this Reaffirmation Agreement and the Revocation Period described in the next Section hereof passes without Executive revoking this Reaffirmation Agreement.

6. Executive further unconditionally releases and forever discharges the Company Parties from any and all Claims that Executive may have as of the date Executive signs this Reaffirmation Agreement arising under the ADEA. By signing this Reaffirmation Agreement, Executive acknowledges and confirms that: (i) Executive has been advised by the Company to consult with an attorney of Executive’s choice before signing this Reaffirmation Agreement; (ii) Executive was given no fewer than twenty-one (21) days to consider the terms of this Reaffirmation Agreement, although Executive may sign it sooner if desired; (iii) Executive is providing the release provided for in in this Reaffirmation Agreement is in exchange for consideration in addition to that to which Executive is already entitled; (iv) Executive has seven (7) days from the date of signing this Reaffirmation Agreement to revoke this Reaffirmation Agreement by providing the Company with a written notice of revocation delivered to Linda Moore, General Counsel and Corporate Secretary, at lmoore@marronebio.com or to the Company’s physical address at 1540 Drew Avenue, Davis, California 95618, in a manner reasonably calculated to be received by the Company on or before the end of such seven-day period (“Revocation Period”); (v) this Reaffirmation Agreement will not become effective until the Revocation Period passes without Executive revoking this Reaffirmation Agreement; (vi) the release contained in this Reaffirmation Agreement does not apply to rights and claims that may arise after the date on which Executive signs this Reaffirmation Agreement, and (vii) Executive knowingly and voluntarily accepts the terms of this Reaffirmation Agreement. Executive further agrees that any change to this Reaffirmation Agreement or the Release Agreement, whether material or immaterial, will not restart the twenty-one (21) day period for Executive to consider the terms of this Reaffirmation Agreement.

7. The Releasors and the Company acknowledge that they are aware of the provisions of California Civil Code, Section 1542, which reads as follows:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.”

The Releasors hereby expressly give up all the benefits of Section 1542 and of any other similar law of this or any other jurisdiction. The Releasors acknowledge that there may exist claims or facts in addition to or different from those which are now known or believed by the Releasors to exist and the Releasors agree that it is their intention to fully settle and release such claims, whether known or unknown, that may exist as of the date of this Release.

8. Notwithstanding anything to the contrary set forth in paragraph 5, 6, or 7 of this Release, the Releasors do not waive, release or discharge the Company Parties from Executive’s rights, if any, to vested benefits under the Company’s 401(k) retirement plan or with respect to Executive’s outstanding equity awards, if any; Executive’s rights, if any, to indemnification or advancement of expenses in accordance with the Company’s certificate of incorporation, bylaws or other corporate governance document, or any applicable insurance policy or applicable law, including Section 2802 of the California Labor Code; any Claim which may arise in the future from events or actions occurring after the date that Executive executes this Reaffirmation Agreement; Claims for worker’s compensation benefits; Claims for unemployment insurance benefits; any Claims that cannot be released in accordance with applicable law; and any rights created by this Reaffirmation Agreement, the General Release or the Employment Separation Agreement.

9. Executive hereby represents that Executive has not filed or commenced any proceeding against any of the Releasees based upon any Executive Released Claims.

10. Executive warrants that no promise or inducement has been offered for this Reaffirmation Agreement other than as set forth herein and that this Reaffirmation Agreement is executed without reliance upon any other promises or representations, oral or written. Any modification of this Reaffirmation Agreement must be made in writing and be signed by Executive and the Company.

11. If any provision of this Reaffirmation Agreement or compliance by Executive or the Company with any provision of this Reaffirmation Agreement constitutes a violation of any law, or is or becomes unenforceable or void, then such provision, to the extent only that it is in violation of law, unenforceable or void, will be deemed modified to the extent necessary so that it is no longer in violation of law, unenforceable or void, and such provision will be enforced to the fullest extent permitted by law. If such modification is not possible, such provision, to the extent that it is in violation of law, unenforceable or void, will be deemed severable from the remaining provisions of this Reaffirmation Agreement, which provisions will remain binding on both Executive and the Company. This Reaffirmation Agreement is governed by, and construed and interpreted in accordance with the laws of the State of California, without regard to principles of conflicts of law. This Reaffirmation Agreement, together with the Employment Separation Agreement, represents the entire understanding of the Parties with respect to subject matter herein; no oral representations have been made or relied upon by the Parties. The Company and Executive each agrees that any and all disputes arising out of the terms of this Reaffirmation Agreement, the Exhibits hereto, any of the matters herein released, and the Inventions and Restrictive Covenant Agreement will be subject to binding confidential arbitration. “Confidential” means the fact of a dispute, the fact of the arbitration, the details of the arbitration, and the result shall be kept confidential by the Parties. The arbitration shall be conducted by one arbitrator, under the auspices of JAMS and under its then-current Streamlined Arbitration Rules and Procedures (if no disputed claim or counterclaim exceeds $250,000, not including interest or attorneys’ fees), or under its then-current Comprehensive Arbitration Rules and Procedures (if any disputed claim or counterclaim exceeds $250,000, not including interest or attorneys’ fees). Any arbitration will be governed by the Federal Arbitration Act (“FAA”) and conducted in a manner consistent with the JAMS Rules, supplemented by the California Rules of Civil Procedure, to the extent permitted by the FAA. The power of the arbitrator shall not exceed that possessed by a judge in a Superior Court in California. The arbitrator shall issue a written opinion in support of his or her decision, stating the legal and factual basis for the decision and the reasoning leading to such decision. The arbitrator is prohibited from awarding damages or remedies in excess of those allowed by the provisions of this Agreement. The decision and award of the arbitrator shall be final and binding and judgment on the award so rendered may be entered in any court having jurisdiction. The arbitration shall be held in Yolo County, California, or a mutually convenient location. The parties further agree that the prevailing party in any arbitration will be entitled to injunctive relief in any court of competent jurisdiction to enforce the arbitration award. This paragraph will not prevent either party from seeking provisional relief (including a temporary restraining order or preliminary injunction) from any court having jurisdiction over the parties and the subject matter of their dispute relating to Executive’s obligations under this Agreement and the Inventions and Restrictive Covenant Agreement. BY AGREEING TO THIS BINDING ARBITRATION PROVISION, BOTH EXECUTIVE AND THE COMPANY GIVE UP ALL RIGHTS TO TRIAL BY JURY.

12. No action taken by the Parties hereto, or either of them, either previously or in connection with this Reaffirmation Agreement, shall be deemed or constructed to be: (a) an admission of the truth or falsity of any claims heretofore made; or (b) an acknowledgment or admission by either party of any fault or liability whatsoever to the other party or to any third party.

13. Each of the Company Parties, other than the Company, is intended to be a third party beneficiary of this Reaffirmation Agreement.

[Signatures appear on following page]

EXECUTIVE’S ACCEPTANCE OF RELEASE

BEFORE SIGNING MY NAME TO THE REAFFIRMATION AGREEMENT, I STATE THE FOLLOWING: I HAVE READ THE REAFFIRMATION AGREEMENT, I UNDERSTAND IT AND I KNOW THAT I AM GIVING UP IMPORTANT RIGHTS. I HAVE OBTAINED SUFFICIENT INFORMATION TO INTELLIGENTLY EXERCISE MY OWN JUDGMENT. I HAVE BEEN ADVISED THAT I SHOULD CONSULT WITH AN ATTORNEY BEFORE SIGNING THE REAFFIRMATION AGREEMENT, AND I HAVE SIGNED IT KNOWINGLY AND VOLUNTARILY.

Date delivered to Executive: [●], 202[●].

Executed this ___________ day of [●], 202[●].

James B. Boyd

[Signature Page to Reaffirmation Agreement]

Exhibit D

Consulting Agreement